                                                               File No. 70-7113
                                                                        70-7218



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                      AMENDMENT NO. 28 (POST-EFFECTIVE) TO

                        FORM U-1  APPLICATION-DECLARATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                           ___________________________

                                CSW CREDIT, INC.
                          1616 Woodall Rodgers Freeway
                              Dallas, Texas  75202

                       CENTRAL AND SOUTH WEST CORPORATION
                          1616 Woodall Rodgers Freeway
                              Dallas, Texas  75202

             (Names of companies filing this statement and addresses
                         of principal executive offices)

                           ___________________________

                       CENTRAL AND SOUTH WEST CORPORATION

                 (Name of top registered holding company parent)

                           ___________________________

                         Stephen J. McDonnell, Treasurer
                       Central and South West Corporation
                          1616 Woodall Rodgers Freeway
                              Dallas, Texas  75202

                              Joris M. Hogan, Esq.
                         Milbank, Tweed, Hadley & McCloy
                             1 Chase Manhattan Plaza
                            New York, New York  10005

                   (Name and addresses of agents for service)

      CSW Credit, Inc. ("Credit") and Central and South West Corporation ("CSW") hereby amend the Form U-1 Application-Declarations in File Nos. 70-7218 and 70-7113 (the "Application-Declarations") for the purpose of amending
Item 6 in the following respects. In all other respects the Application-Declarations as previously filed and amended will remain the same.
Item 6.   Exhibits and Financial Statements.
          Item 6 is hereby amended to file the following exhibit:

          Exhibit 2 - Financial Statements per books and pro forma as of
          September 30, 1995, of Credit and CSW and consolidated subsidiaries.
                                INDEX TO EXHIBITS


Exhibit                                                           Transmission
Number                              Exhibits                         Method
-------                             --------                      ------------

  2                  Financial Statements per books               Electronic

                     and pro forma as of September 30, 1995,
                     of Credit and Central and South
                     West Corporation and consolidated
                     subsidiaries.

                                S I G N A T U R E
                                - - - - - - - - -


          Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned companies have duly caused this document to be signed on their behalf by the undersigned thereunto duly authorized.
          Dated:  December 14, 1995



                                      CSW CREDIT, INC.



                                      By:/s/STEPHEN J. MCDONNELL
                                              Stephen J. McDonnell
                                                 Vice President

                                      CENTRAL AND SOUTH WEST CORPORATION



                                      By: /s/STEPHEN J. MCDONNELL
                                              Stephen J. McDonnell
                                                    Treasurer

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